FOR IMMEDIATE RELEASE

Iron Mountain Reports First Quarter Results

-- Achieves Record Quarterly Revenue, in Spite of COVID-19 Impact on Traditional Services Offerings --

-- Increases 2021 Financial Guidance --
BOSTON – May 6, 2021 – Iron Mountain Incorporated (NYSE: IRM), the global leader in innovative storage and information management services, announces financial and operating results for the first quarter of 2021. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.
“We are pleased to have delivered a strong start to the year, with both revenue and profitability coming in ahead of our expectations for the first quarter, despite the impact from many parts of the world continuing to experience the effects from various levels of lockdown,” said William L. Meaney, president and CEO of Iron Mountain. "We achieved a record level of quarterly revenue. What this means effectively is that whilst our service revenue is still significantly impacted by various lockdowns across the world, our organic revenue growth in new areas more than offset those declines to deliver record revenue. In addition, we grew Adjusted EBITDA 2% year over year on a constant-currency basis, to a record first-quarter level - again, versus a previous record Q1 profitability last year before the impact of COVID. Our margin expanded 100 basis points, driven in part by the benefits from Project Summit and the flow through from revenue management."
Meaney continued, “Whilst the continued impact from COVID during this quarter was unprecedented before Q2 of last year, we are proud of the consistency and stability of our core business, and we continue to deliver on our strategic plan. This can be attributed to the diversity and scale of our portfolio, the depth and breadth of our service offerings, the investments we have made in both new product offerings as well as enhanced sales capacity, and the efficiencies that have been created through Project Summit - not just in financial terms but in the cultural shift we have continued to drive.”

Financial Performance Highlights for the First Quarter of 2021

($ in millions, except per share data)
	Three Months Ended
	3/31/21	3/31/20	Y/Y % Change
Storage Rental Revenue	$708	$684	4%
Service Revenue	$374	$385	(3)%
Total Revenue	$1,082	$1,069	1%

Net Income	$47	$65	(28)%
Adjusted EBITDA	$381	$366	4%
Adjusted EBITDA Margin	35.2%	34.2%	+100 bps

AFFO	$235	$231	2%
AFFO per share	$0.81	$0.80	2%

•Total reported Revenues for the first quarter were $1.08 billion, compared with $1.07 billion in the first quarter of 2020, an increase of 1.2%. Excluding the impact of foreign currency exchange (FX), total reported Revenues declined 0.5% compared to the prior year, driven by a 4.8% decline in Service revenue, partially offset by a 1.9% increase in Storage rental revenue.
•Net Income for the first quarter was $46.6 million compared with $64.9 million in the first quarter of 2020. The following items were included in Net Income:
▪Restructuring Charges of $39.8 million associated with the implementation of Project Summit compared to $41.0 million, in the first quarters of 2021 and 2020, respectively.
▪Intangible Impairment charge of $23.0 million related to the writedown of goodwill associated with the Fine Arts business in the first quarter of 2020.
▪Other Expense, Net of $4.7 million compared to Other Income, Net of $42.7 million, with the majority of the year-over-year change related to fluctuations in foreign currency transaction losses (gains), net.
•Adjusted EBITDA for the first quarter was $380.6 million, compared with $366.0 million in the first quarter of 2020, an increase of 4.0%. On a constant currency basis, Adjusted EBITDA increased by 2.1%, driven by the benefits from Project Summit and the flow through from revenue management, somewhat offset by the aforementioned decline in Service revenue.
•Reported EPS - Fully Diluted from Continuing Operations for the first quarter was $0.16, compared with $0.22 in the first quarter of 2020.
•Adjusted EPS for the first quarter was $0.32, compared with $0.28 in the first quarter of 2020. Adjusted EPS reflects a structural tax rate of 16.6% and 17.0%, in the first quarters of 2021 and 2020, respectively.
•FFO (Normalized) per share was $0.63 for the first quarter, compared with $0.60 in the first quarter of 2020, or an increase of 5.0%.
•AFFO was $235.4 million for the first quarter, compared with $230.7 million in the first quarter of 2020, an increase of 2.1%.
•AFFO per share was $0.81 for the first quarter, compared with $0.80 in the first quarter of 2020, an increase of 1.6%.
Dividend

On May 6, 2021, Iron Mountain's board of directors declared a quarterly cash dividend of $0.6185 per share for the second quarter. The second-quarter 2021 dividend is payable on July 6, 2021, for shareholders of record on June 15, 2021.

Guidance
Iron Mountain has increased its 2021 financial guidance ranges, reflecting first quarter outperformance and recently closed acquisitions; details are summarized in the table below. Additional guidance assumptions are available in the Company's Q1 2021 supplemental financial information.

2021 Guidance
($ in millions, except per share data)
	New	Y/Y % Change	Previous	Y/Y % Change
Total Revenue	$4,365 - $4,515	5% - 9%	$4,325 - $4,475	4% - 8%
Adjusted EBITDA	$1,585 - $1,635	7% - 11%	$1,575 - $1,625	7% - 10%
AFFO	$955 - $1,005	8% - 13%	$945 - $995	7% - 12%
AFFO Per Share	$3.28 - $3.45	7% - 12%	$3.25 - $3.42	6% - 11%

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM) is the global leader in innovative storage and information management services, storing and protecting billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of services including digital transformation, data centers, secure records storage, information management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.
To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn.

Investor Relations Contacts:
Greer Aviv	Nathan McCurren
Senior Vice President, Investor Relations	Director, Investor Relations
Greer.Aviv@ironmountain.com	Nathan.McCurren@ironmountain.com
(617) 535-2887	(617) 535-2997
Forward Looking Statements
We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our (1) 2021 guidance as well as our expectations for growth, including growth opportunities and growth rates for revenue by segment, organic revenue, organic volume and other metrics, (2) expectations and assumptions regarding the impact from the COVID-19 pandemic on us and our customers, including on our businesses, financial position, results of operations and cash flows, (3) expected benefits, costs and actions related to, and timing of, Project Summit, (4) expectations as to our capital allocation strategy, including our future investments, leverage ratio, dividend payments and possible funding sources (including real estate monetization) and capital expenditures, (5) expectations regarding the closing of pending acquisitions and investments, and (6) other forward-looking statements related to our business, results of operations and financial condition.

These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," “plans” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (ii) our ability to execute on Project Summit and the potential impacts of Project Summit on our ability to retain and recruit employees; (iii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (iv) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (v) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, incorporate new digital information technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and grow our business through joint ventures; (vi) changes in the amount of our capital expenditures; (vii) our ability to raise debt or equity capital and changes in the cost of our debt; (viii) the cost and our ability to comply with laws, regulations and customer demands, including those relating to data security and privacy issues, as well as fire and safety and environmental standards; (ix) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or information technology systems and the impact of such incidents on our reputation and ability to compete; (x) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (xi) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (xii) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xiii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiv) the cost or potential liabilities associated with real estate necessary for our business; (xv) failures in our adoption of new IT systems; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this report.

Reconciliation of Non-GAAP Measures:

Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release.
Consolidated Balance Sheets
(Unaudited; dollars in thousands)

	3/31/2021	12/31/2020
ASSETS
Current Assets:
Cash and Cash Equivalents	$138,944	$205,063
Accounts Receivable, Net	814,983	859,344
Prepaid Expenses and Other	220,564	205,380
Total Current Assets	$1,174,491	$1,269,787
Property, Plant and Equipment:
Property, Plant and Equipment	$8,254,410	$8,246,337
Less: Accumulated Depreciation	(3,787,770)	(3,743,894)
Property, Plant and Equipment, Net	$4,466,640	$4,502,443
Other Assets, Net:
Goodwill	$4,520,775	$4,557,609
Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles	1,271,604	1,326,977
Operating Lease Right-of-use Assets	2,205,299	2,196,502
Other	305,640	295,949
Total Other Assets, Net	$8,303,318	$8,377,037
Total Assets	$13,944,449	$14,149,267

LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$363,911	$193,759
Accounts Payable	327,060	359,863
Accrued Expenses and Other Current Liabilities	951,502	1,146,288
Deferred Revenue	284,974	295,785
Total Current Liabilities	$1,927,447	$1,995,695
Long-term Debt, Net of Current Portion	8,552,415	8,509,555
Long-term Operating Lease Liabilities, Net of Current Portion	2,061,140	2,044,598
Other Long-term Liabilities (1)	443,740	462,690
Total Long-term Liabilities	$11,057,295	$11,016,843
Total Liabilities	$12,984,742	$13,012,538
Equity
Total Equity	$959,707	$1,136,729
Total Liabilities and Equity	$13,944,449	$14,149,267
(1) Includes redeemable noncontrolling interests of $61.6M and $59.8M as of March 31, 2021 and December 31, 2020, respectively.

Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change
Revenues:
Storage Rental	$708,056	$697,294	1.5%	$683,547	3.6%
Service	373,984	362,359	3.2%	385,184	(2.9)%
Total Revenues	$1,082,040	$1,059,653	2.1%	$1,068,731	1.2%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization)	$451,909	$449,224	0.6%	$466,921	(3.2)%
Selling, General and Administrative	258,723	236,438	9.4%	238,733	8.4%
Depreciation and Amortization	165,642	168,383	(1.6)%	162,584	1.9%
Restructuring Charges	39,811	65,681	(39.4)%	41,046	(3.0)%
Intangible Impairments	—	—	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(4,451)	(285,366)	(98.4)%	(1,055)	321.9%
Total Operating Expenses	$911,634	$634,359	43.7%	$931,229	(2.1)%

Operating Income (Loss)	$170,406	$425,294	(59.9)%	$137,502	23.9%
Interest Expense, Net	104,422	105,127	(0.7)%	105,649	(1.2)%
Other Expense (Income), Net	4,713	77,108	(93.9)%	(42,726)	(111.0)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	$61,271	$243,060	(74.8)%	$74,579	(17.8)%
Provision (Benefit) for Income Taxes	14,640	(3,695)	(496.2)%	9,687	51.1%
Net Income (Loss)	$46,631	$246,755	(81.1)%	$64,892	(28.1)%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	1,028	(656)	(256.7)%	917	12.1%
Net Income (Loss) Attributable to Iron Mountain Incorporated	$45,603	$247,411	(81.6)%	$63,975	(28.7)%

Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:
Basic	$0.16	$0.86	(81.4)%	$0.22	(27.3)%
Diluted	$0.16	$0.86	(81.4)%	$0.22	(27.3)%

Weighted Average Common Shares Outstanding - Basic	288,756	288,419	0.1%	287,840	0.3%
Weighted Average Common Shares Outstanding - Diluted	289,528	289,161	0.1%	288,359	0.4%

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in thousands)

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change

Net Income (Loss)	$46,631	$246,755	(81.1)%	$64,892	(28.1)%

Add / (Deduct):
Interest Expense, Net	104,422	105,127	(0.7)%	105,649	(1.2)%
Provision (Benefit) for Income Taxes	14,640	(3,695)	(496.2)%	9,687	51.1%
Depreciation and Amortization	165,642	168,383	(1.6)%	162,584	1.9%
Restructuring Charges	39,811	65,681	(39.4)%	41,046	(3.0)%
Intangible Impairments	—	—	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(4,451)	(285,367)	(98.4)%	(1,055)	321.9%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	2,121	74,213	(97.1)%	(45,031)	(104.7)%
Stock-Based Compensation Expense	10,733	2,216	384.2%	5,111	110.0%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,016	935	8.7%	116	775.9%
Adjusted EBITDA	$380,565	$374,247	1.7%	$365,999	4.0%

Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Restructuring Charges; (ii) Intangible impairments; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) COVID-19 Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change

Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.16	$0.86	(81.4)%	0.22	(27.3)%
Add / (Deduct):
Restructuring Charges	0.14	0.23	(39.1)%	0.14	—
Intangible Impairments	—	—	—	0.08	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(0.02)	(0.99)	(98.0)%	0.00	—
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.01	0.26	(96.2)%	(0.16)	(106.3)%
Stock-Based Compensation Expense	0.04	0.01	300.0%	0.02	100.0%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.01)	(0.06)	(83.3)%	(0.02)	(50.0)%
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.32	$0.29	10.3%	$0.28	14.3%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the years ended December 31, 2020 and 2019, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarter ended March 31, 2021 and the quarters and years ended December 31, 2020 and March 31, 2020 was 16.6%, 15.1% and 17.0%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

Adjusted Earnings Per Share, or Adjusted EPS
We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Restructuring Charges; (ii) Intangible impairments; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) COVID-19 Costs, and (vii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Reconciliation of Net Income Attributable to IRM to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change

Net Income	$46,631	$246,755	(81.1)%	$64,892	(28.1)%
Add / (Deduct):
Real Estate Depreciation (1)	76,047	74,618	1.9%	76,587	(0.7)%
Gain on Sale of Real Estate, Net of Tax	(4,305)	(288,248)	(98.5)%	(492)	774.2%
Data Center Lease-Based Intangible Asset Amortization (2)	10,483	10,464	0.2%	11,353	(7.7)%
FFO (Nareit)	$128,856	$43,589	195.6%	$152,340	(15.4)%
Add / (Deduct):
Restructuring Charges	39,811	65,681	(39.4)%	41,046	(3.0)%
Intangible Impairments	—	—	—	23,000	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(146)	2,881	(105.1)%	(244)	(40.2)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	2,121	74,213	(97.1)%	(45,031)	(104.7)%
Stock-Based Compensation Expense	10,733	2,216	384.2%	5,111	110.0%
Real Estate Financing Lease Depreciation	3,536	3,707	(4.6)%	3,162	11.8%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(3,569)	(18,797)	(81.0)%	(7,262)	(50.9)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(4)	(7)	(42.9)%	(20)	(80.0)%
FFO (Normalized)	$181,338	$173,483	4.5%	$172,102	5.4%

Per Share Amounts (Fully Diluted Shares):
FFO (Nareit)	$0.45	$0.15	200.0%	$0.53	(15.1)%
FFO (Normalized)	$0.63	$0.60	5.0%	$0.60	5.0%

Weighted Average Common Shares Outstanding - Basic	288,756	288,419	0.1%	287,840	0.3%
Weighted Average Common Shares Outstanding - Diluted	289,528	289,161	0.1%	288,359	0.4%
(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income (loss) excluding depreciation on real estate assets, gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles and adjusting for our share of reconciling items from our unconsolidated joint ventures from FFO (“FFO (Nareit)”). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).
Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Restructuring Charges; (ii) Intangible impairments; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net, (v) Stock-based compensation expense; (vi) COVID-19 Costs, (vii) Real estate financing lease depreciation; and (viii) Tax impact of reconciling items and discrete tax items.

FFO (Normalized) per share

FFO (Normalized) divided by weighted average fully-diluted shares outstanding.
Reconciliation of Net Income Attributable to IRM to FFO and AFFO (continued)
(Dollars in thousands)

	Q1 2021	Q4 2020	Q/Q % Change	Q1 2020	Y/Y % Change

FFO (Normalized)	$181,338	$173,483	4.5%	$172,102	5.4%
Add / (Deduct):
Non-Real Estate Depreciation	34,866	34,461	1.2%	33,949	2.7%
Amortization Expense (1)	33,486	38,114	(12.1)%	31,907	4.9%
Amortization of Deferred Financing Costs	4,127	4,226	(2.3)%	4,513	(8.6)%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	2,263	2,267	(0.2)%	2,683	(15.7)%
Non-Cash Rent Expense (Income)	5,410	1,896	185.4%	2,545	112.6%
Reconciliation to Normalized Cash Taxes	1,574	(938)	(267.8)%	2,625	(40.0)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	911	830	9.8%	74	1131.1%
Less:
Recurring Capital Expenditures	28,583	63,567	(55.0)%	19,743	44.8%
AFFO	235,391	190,771	23.4%	230,654	2.1%

Per Share Amounts (Fully Diluted Shares):
AFFO Per Share	$0.81	$0.66	23.2%	$0.80	1.6%

Weighted Average Common Shares Outstanding - Basic	288,756	288,419	0.1%	287,840	0.3%
Weighted Average Common Shares Outstanding - Diluted	289,528	289,161	0.1%	288,359	0.4%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $7.2M, $7.0M, and $5.6M in Q1 2021, Q4 2020, and Q1 2020, respectively.

Adjusted Funds From Operations, or AFFO
AFFO is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with (a) customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, and (b) capitalized internal commissions, (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures excluding Significant Acquisition Capital Expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share
AFFO divided by weighted average fully-diluted shares outstanding.